EXHIBIT 10.8

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

NUBURU INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated October 01, 2024 (the “Effective Date”), is entered into by and among Nuburu, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (each an “Investor” and, collectively, the “Investors”).

AGREEMENT

In consideration of the representations, warranties, and conditions set forth below, the Company and the Investors agree as follows:

1.
Purchase and Sale of Securities
1.1
Purchase Price. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Investors, and the Investors agree to purchase from the Company, pre- funded warrants in substantially the form attached hereto as Exhibit A (the “Purchased Warrants”) to purchase shares of common stock of the Company in the amount of $10,000,000 (the “Common Stock”). The purchase price (“Purchase Price”) shall be the lower of the official closing price immediately preceding the Effective Date, or the average closing price for the five trading days immediately preceding the Effective Date. In the event that the official closing price of the Common Stock on the Effective Date is lower than the Purchase Price stated in Schedule I, the Purchase Price in Schedule I shall be adjusted to reflect the lower closing price. This adjusted Purchase Price will be applied to the securities issued under this Agreement, and Schedule I shall be deemed amended to reflect this revision without any further action required by the parties.
1.2
Payment of Purchase Price. The Purchase Price shall be paid by the Investors to the Company by wire transfer of immediately available funds to an account designated by the Company, and the Purchased Warrants shall be issued immediately in electronic form.

1.3
Closing. The sale and purchase of the Securities (the “Closing”) will take place remotely as of the dates defined herein, or at such time as the Company and the Investors may otherwise determine (the “Closing Date”).
2.
Representations and Warranties of the Company
2.1
Due Incorporation. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.
2.2
Authority; Validity. The execution, delivery, and performance of this Agreement and any related agreements are within the Company's powers and have been duly authorized by all necessary corporate actions.
2.3
Enforceability. This Agreement constitutes a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally.
2.4
Non-Contravention. The execution, delivery, and performance of this Agreement do not and will not violate any agreement to which the Company is a party or by which it is bound, other than violations that would not result in a material adverse effect on the Company.
2.5
Subsidiaries. The Company’s subsidiaries are duly incorporated, validly existing, and in good standing under the laws of their respective jurisdictions.
2.6
No Violation or Default. The Company is not in violation of or in default under its certificate of incorporation, bylaws, or any material contract to which it is a party, other than violations that would not result in a material adverse effect on the Company.
2.7
Litigation and Compliance. There are no legal actions pending or threatened against the Company that would impair its ability to fulfill its obligations under this Agreement.
2.8
Intellectual Property. The Company owns or possesses sufficient legal rights to all intellectual property necessary for its business as now conducted and as proposed to be conducted.
2.9
Registration Rights. Upon receiving a written request to register shares of Common Stock issued or issuable under this Agreement (the “Shares”) from Investor, the Company will file a registration statement no later than 15 days after the execution of the Master Transaction Terms Agreement for the resale of such Shares. In addition, in the event that the Company files a registration statement that would permit the registration of the Shares for resale (excluding registration statements on Form S-4 or Form S-8), the Company will timely notify Investor and use reasonable efforts to include the Shares on such registration statement. The obligation to register or maintain the registration of the Shares will terminate at such time as the Shares may be resold by Investor without volume limitations under Rule 144 under the Securities Act.
2.10
Share Reservation. The Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable. The Company shall also approve Irrevocable Transfer Agent Instructions (“ITAI”) that will allow Investor to increase its share reservation with the transfer agent without additional Company approval.

2.11
Right of First Refusal. The Company grants Investor a right of first refusal to purchase any new securities that the Company proposes to issue in the future. Before issuing any new securities, the Company shall first offer such securities to Investor by providing written notice detailing the terms and conditions of the proposed issuance. Investor shall have ten (10) business days from the receipt of such notice to elect to purchase all or part of the offered securities on the terms and conditions specified in the notice. If Investor does not elect to purchase the offered securities within the specified time, the Company may proceed with the issuance of the offered securities on the same terms and conditions as detailed in the notice.
3.
Covenants
3.1
Conduct of Business: Until the Closing, the Company agrees to conduct its business in the ordinary course and will not engage in any transaction outside of ordinary business without the prior written consent of the Investors.
3.2
Access and Information: The Company shall provide the Investors with reasonable access to the financial and operational records of the Company to facilitate their ongoing due diligence until the Closing Date.
4.
Representations and Warranties of the Investors
4.1
Accredited Investor Status. Each Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.
4.2
Investment Intent. Each Investor is purchasing the securities solely for investment purposes and not with a view to or for sale in connection with any distribution thereof. Each Investor has received all the information such Investor has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Purchased Warrants. Each Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information given by such Investor. Each Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risk of this investment.
4.3
Ownership Limitation. Notwithstanding anything to the contrary contained in this Warrant, if at any time Investor shall or would be issued shares of Common Stock under this Warrant, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then the Company shall not issue to Investor shares of Common Stock which would exceed the Maximum Percentage. Further, the Company will not issue shares of Common Stock under this Agreement to the extent that such shares would equal greater than 19.9% of the Common Stock outstanding as of the date of this Agreement, unless the Company first obtains any required stockholder approval of issuances in excess of such limitation. The ownership limitation is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.
4.4
Due Incorporation. Investor is duly organized, validly existing, and in good standing under the laws of the state of Investor’s organization.

4.5
Authority; Validity. The execution, delivery, and performance of this Agreement and any related agreements are within the Investor's powers and have been duly authorized by all necessary action.
4.6
Enforceability. This Agreement constitutes a legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally.
4.7
Non-Contravention. The execution, delivery, and performance of this Agreement do not and will not violate any agreement to which the Investor is a party or by which it is bound, other than violations that would not result in a material adverse effect on the Investor.

4.4 Sufficient Funds. Investor represents and warrants that it has sufficient funds to meet its obligations under this Agreement.

5.
Conditions to Closing
5.1
Company's Conditions. The Company’s obligation to close the sale of the Purchased Warrants is subject to the satisfaction of the following conditions on or before the Closing Date:
•
The representations and warranties of the Investors set forth in this Agreement shall be true and correct.
•
The New York Stock Exchange will have approved the supplemental listing of shares of Common Stock underlying the Purchased Warrants.
•
The Investors shall have delivered the Purchase Price in accordance with Section 1.2.
5.2
Investors’ Conditions. The Investors’ obligation to close the purchase of the Purchased Warrants is subject to the satisfaction of the following conditions on or before the Closing Date:
•
The representations and warranties of the Company set forth in this Agreement shall be true and correct.
•
The Company shall have delivered the Purchased Warrants in accordance with Section 1.2.
6.
Miscellaneous
6.1
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
6.2
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.
6.3
Amendments and Waivers. No amendment to this Agreement will be effective unless it is in writing and signed by both parties.
6.4
Jurisdiction. Any disputes arising under this Agreement shall be adjudicated in the appropriate courts of the State of Delaware.

{Signature Page Follows}

The parties are signing this Securities Purchase Agreement as of the date stated above.

COMPANY:

NUBURU, INC.

Name: /s/ Brian Knaley

Title: Chief Executive Officer

The parties are signing this Securities Purchase Agreement as of the date stated above.

INVESTORS:

Name: /s/ Jacob Fernane

Title: Managing Partner